SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                             x
Filed by a Party other than the Registrant

Check the appropriate box:
               Preliminary Proxy Statement
               Definitive Proxy Statement           x
               Definitive Additional Materials
               Soliciting Material Pursuant to ss.240.14a-11(C) or ss.240.14a-12

                                QCF BANCORP, INC.

                (Name of Registrant as Specified in its Charter)

                                QCF BANCORP, INC.

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

$125 per Exchange Act Rules 0-11(c)(1)(iii), 14a-6(I)(1), or 14a-6(I)(2). x
$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3 Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

1. Title of each class of securities to which transaction applies:



2. Aggregate number of securities to which transaction applies:



3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


4. Proposed maximum aggregate value of transaction:



Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1.            Amount Previously Paid:


               2.            Form, Schedule or Registration Statement No.:


               3.            Filing Party:


               4.            Date Filed:

                               September 13, 1996




Dear Stockholder:

               We invite you to attend the first annual meeting of stockholders of QCF Bancorp, Inc. to be held at the main office of Queen City Federal Savings Bank, 501 Chestnut Street, Virginia, Minnesota on Wednesday, October 9, 1996 at 9:00 a.m.

               The accompanying notice and proxy statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company's subsidiary, Queen City Federal Savings Bank. Directors and officers of the Company will be present to respond to any questions the stockholders may have.

               ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

                                              Sincerely,




                                              Kevin E. Pietrini
                                              President

                                QCF BANCORP, INC.
                               501 Chestnut Street
                            Virginia, Minnesota 55792
                                 (218) 741-2040

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on October 9, 1996



               NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of QCF Bancorp, Inc. (the "Company") will be held at the main office of Queen City Federal Savings Bank, 501 Chestnut Street, Virginia, Minnesota on Wednesday, October 9, 1996 at 9:00 a.m.

               A Proxy Statement and form of proxy for the Annual Meeting accompany this notice.

               The Annual Meeting is for the purpose of considering and acting upon:

1. The election of two directors of the Company;

2. The transaction of such other matters as may properly come before the Annual
   Meeting or any                                          adjournments thereof.

               The Board of Directors is not aware of any other business to come before the Annual Meeting.

               Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned.
Stockholders of record at the close of business on August 30, 1996 are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.

               You are requested to fill in and sign the accompanying form of proxy which is solicited by the Board of Directors and to mail it promptly in the accompanying envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                                         BY ORDER OF THE BOARD OF DIRECTORS




                                         ROBERT L. MUHICH
                                         SECRETARY

Virginia, Minnesota
September 13, 1996

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE
OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. THE ACCOMPANYING FORM OF PROXY IS ACCOMPANIED BY A SELF-ADDRESSED ENVELOPE FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT
                                       OF
                                QCF BANCORP, INC.
                               501 Chestnut Street
                            Virginia, Minnesota 55792

                         ANNUAL MEETING OF STOCKHOLDERS
                                 October 9, 1996



                                     GENERAL


               This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of QCF Bancorp, Inc. (the "Company") to be used at the annual meeting of stockholders (the "Annual Meeting") which will be held at the main office of Queen City Federal Savings Bank (the "Bank"), 501 Chestnut Street, Virginia, Minnesota on Wednesday, October 9, 1996 at 9:00 a.m. This proxy statement and the accompanying notice and form of proxy are being first mailed to stockholders on or about September 13, 1996.


                       VOTING AND REVOCABILITY OF PROXIES


               Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to Robert L. Muhich, Secretary of the Company, at the address shown above, by filing a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not revoke such stockholder's proxy.

               Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth below and in favor of each of the other proposals set forth in this proxy statement for consideration at the Annual Meeting. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


               The securities entitled to vote at the Annual Meeting consist of the Company's common stock, $.01 par value per share (the "Common Stock"). Stockholders of record as of the close of business on August 30, 1996 (the "Record Date") are entitled to one vote for each share of Common Stock then held. At the Record Date, the Company had 1,426,200 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

               Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth, as of the Record Date, certain information as to the Common Stock believed by management to be beneficially owned by persons owning in excess of 5% of the Company's Common Stock and by all directors and executive officers of the Company as a group.

                                        Amount and         Percent of
                                         Nature of          Shares of
Name and Address                        Beneficial        Common Stock
of Beneficial Owner                    Ownership (1)       Outstanding


Bay Pond Partners, L.P.                   116,000             8.13%
Wellington Management Company
75 State Street
Boston, Massachusetts 02109

First Save Associates, L.P.               153,453            10.76%
Second First Save Associates, L.P.
First Manhattan Co.
437 Madison Avenue
New York, New York 10022

QCF Bancorp, Inc.
Employee Stock Ownership Plan ("ESOP")
501 Chestnut Street
Virginia, Minnesota  21204                142,620  (2)       10.00%

All directors and
 executive officers
 as a group (10 persons)                  258,835  (3)       16.31%



     (1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and group exercise sole voting and investment power over the shares of the Common Stock.

     (2) These shares are held in a suspense account for future allocation among participating employees as the loan used to purchase the shares is repaid. The ESOP trustees, currently Directors Pietrini, Trenti and Johnson vote all allocated shares in accordance with instructions of the participants. Unallocated shares and shares for which no instructions have been received are voted by the ESOP trustees in the same ratio as participants direct the voting of allocated shares or, in the absence of such direction, as directed by the Company's Board of Directors. At the Record Date, 24,287 shares had been allocated.

     (3) Includes 55,102 shares held by the Queen City Federal Savings Bank Grantor Trust (the "Grantor Trust"), the beneficiaries of which are certain directors and executive officers. The beneficiaries have neither voting nor dispositive power with respect to these shares.

                       PROPOSAL I -- ELECTION OF DIRECTORS


General

               The Company's Board of Directors consists of seven members. The Company's Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. At the Annual Meeting, two directors will be elected for a term expiring at the 1999 Annual Meeting. The Board of Directors has nominated Robert L. Muhich and Craig W. Nordling to serve as directors for a three-year period. All nominees are currently members of the Board. Under Minnesota law and the Company's Articles of Incorporation, directors are elected by a majority of the votes cast at a meeting at which a quorum is present.

               It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

               The following table sets forth, for each nominee for director and continuing director of the Company, his age, the year he first became a director of the Bank, which is the Company's principal operating subsidiary, and the expiration of his term as a director. All such persons were appointed as directors in 1994 in connection with the incorporation and organization of the Company. Each director of the Company also is a member of the Board of Directors of the Bank.

                                              Year First
                              Age at          Elected as         Current
                             June 30,        Director of          Term
Name                           1996            the Bank         to Expire
- ----                       ------------       ---------         ---------

                   BOARD NOMINEES FOR TERMS TO EXPIRE IN 1999
Robert L. Muhich                68              1960               1996
Craig W. Nordling               45              1989               1996

                         DIRECTORS CONTINUING IN OFFICE

Peter J. Johnson                59              1976               1997
John C. Pearsall                48              1994               1997
Philip K. Schumacher            70              1960               1997
Kevin E. Pietrini               46              1983               1998
John A. Trenti                  68              1988               1998

               Set  forth  below  is   information   concerning   the  Company's
directors. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

     Robert L. Muhich is a certified general appraiser. Since 1981, he has been employed by Missabe Appraisal Service, an appraisal firm based in Virginia, Minnesota. He is a member of the American Legion, the Elks Club, the Knights of Columbus and the Holy Spirit Catholic Church. Mr. Muhich has served as Secretary of the Bank since its inception.

               Craig W. Nordling is the General Manager of Northern Electric Coop, an electric utility based in Virginia, Minnesota, since 1974. During 1993, he became the Coop's General Manager. He is a member of the Chamber of Commerce and the Zim Sportsman's Club.

     Peter J. Johnson has been President and Chief Executive Officer of Hoover Construction Co., a Virginia, Minnesota-based construction company since 1959. He has served as President of the Associated General Contractors of Minnesota. Mr. Johnson is also a member of the Board of directors of the Minnesota Power & Light Company.

               John C. Pearsall joined the Board of Directors on January 1, 1994. He has practiced dentistry since 1972 and has been a partner with the Mesabi Dental Service in Virginia, Minnesota since 1983. Dr. Pearsall is an Elder at Hope Presbyterian Church and is a member of the Virginia Kiwanis Club, the Virginia Elks Club and the Virginia Chamber of Commerce.

               Philip K. Schumacher has served as President of Arrowhead Health Care Center since 1983. He is a member of the Care Providers of Minnesota, the Chamber of Commerce, the Virginia Elks Club and the Knights of Columbus.
Mr. Schumacher has served as Chairman of the Bank since its inception.

               Kevin E. Pietrini is the President and Chief Executive Officer of the Company and the Bank. He joined the Bank in 1978 as Controller and has served as President and Chief Executive Officer and Director since 1983. He is a member of the American Institute of Certified Public Accountants and the Minnesota Society of Certified Public Accountants. He also serves on the Board of Directors of the Range Respite Board, the Virginia Foundation and Northeast Ventures Development Fund, Inc. He is a member of the Kiwanis Club, the Virginia Elks Club, the American Legion, the Knights of Columbus, the Sons of Italy, the Chamber of Commerce and the Ironworld Task Force.

               John A. Trenti is an attorney. He is counsel to the Trenti Law Firm. He is a member of the American and State of Minnesota Bar Associations.

Executive Officers Who Are Not Directors

               The  following  table  sets  forth   information   regarding  the
executive officers of the Company who do not serve on the Board of Directors.

                            Age at
                           June 30,
Name                         1996          Title

Daniel F. Schultz             37           Vice President and Treasurer
Gerald D. McKenna             39           Vice President
Linda M. Myklebust            44           Vice President


               The principal occupation of each executive officer of the Bank is set forth below. All executive officers have held their present positions for at least five years unless otherwise stated.

     Daniel F. Schultz has served as Vice President and Treasurer of the Bank since 1985. He joined the Bank in 1983 as Controller. Mr. Schultz serves on the Board of Directors of the Iron Range Rehabilitation Center and the Marquette School. He is a member of the Financial Manager's Society and the Chamber of Commerce Ambassador Club.

     Gerald D. McKenna joined the Bank in 1984 as Vice President-Lending. He is a member of the Virginia Elks Club and the Virginia Chamber of Commerce.

               Linda M. Myklebust joined the Bank in 1974 and has served as Vice President since 1980. She is President of the Camp Chicagami Organization. She also serves on the Board of Directors of the United Way and the Mesabi Family YMCA.


Meetings and Committees of the Board of Directors

               The Boards of Directors of the Company and the Bank hold regular monthly meetings and hold special meetings as needed. During the year ended June 30, 1996, the Board of Directors of the Company met ten times and the Board of Directors of the Bank met 13 times. No director of the Company or the Bank attended fewer than 75% in the aggregate of the total number of Board meetings held while he was a member during the year ended June 30, 1996 and the total number of meetings held by committees on which he served during such fiscal year. The Board of Directors of the Bank has standing Executive, Audit and Compensation Committees.

               The Executive Committee consists of Directors Schumacher, Pietrini and Muhich, and meets when necessary to make business decisions that need to be acted upon between regular meetings of the Board of Directors. The Executive Committee met seven times during the year ended June 30, 1996.

               The Audit Committee consists of Directors Nordling, Johnson and Pearsall. The Audit Committee met once during the year ended June 30, 1996 to examine and approve the independent audit report prepared by the independent auditors, to review and recommend the independent auditors to be engaged by the Bank and to review the internal audit function and internal audit controls.

     The Compensation Committee consists of Directors Muhich, Nordling and Pietrini. This Committee reviews and designates compensation levels for officers of the Bank. The Compensation Committee met once during the year ended June 30, 1996. Mr. Pietrini does not participate in deliberations or voting regarding his compensation.

               The Company's full Board of Directors acts as a nominating committee. The Company's full Board of Directors met once as a Nominating Committee during the year ended June 30, 1996.

Executive Compensation

               The following table sets forth cash and noncash compensation for the fiscal years ended June 30, 1996, 1995 and 1994 awarded to or earned by the Bank's Chief Executive Officer and Chief Financial Officer for services rendered in all capacities to the Company, the Bank and its subsidiary during those years. No other executive officer of the Company earned salary and bonus during fiscal 1996 exceeding $100,000 for services rendered in all capacities to the Company, the Bank and its subsidiary.




                           Summary Compensation Table
                Annual Compensation Long Term Compensation Awards

                                                                                                   Securities
                                                                                 Restricted        Underlying
Name and                    Fiscal                            Other Annual         Stock            Options
Principal Position           Year      Salary      Bonus      Compensation     Awards ($)(1)      SARS (#)(2)
- -------------------         ------    --------    -------     ------------    ---------------     -----------

Kevin E. Pietrini            1996     $150,970    $21,965      $12,602 (3)       $247,363            44,569
Director and                 1995      146,432     21,450        9,621              --                 --
Chief Executive Officer      1994      143,000       --         28,114              --                 --

Daniel F. Schultz            1996       96,929      9,220        7,735 (3)        247,363            35,655
Chief Financial Officer      1995       90,527      9,000        4,910              --                 --
                             1994       90,100       --         12,801              --                 --


(1) Represents 17,828 shares of common stock awarded to both Mr. Pietrini and Mr. Schultz based upon a market price of $13,875 as of the date of the award. Awards are earned at a rate of 20% per year beginning one year after the effective date of the grant. The total restricted stock held and their aggregate market value as of June 30, 1996 were 17,828 ($271,877) for both Messrs. Pietrini and Schultz.

(2) Stock options, by their terms, shall be first exercisable at a rate of 20% one year following the effective date of the grant of the option and 20% per year on the anniversary date of the effective date of the grant thereafter, but in no event shall such options be exercisable more than ten years after the effective date of grant.

(3) Represents employer contribution to the ESOP.

Director Compensation

               The Bank's directors who are not employees currently receive fees of $1,000 per month. No separate fees are paid for service on any committee of the Board of Directors or for service on the Board of Directors of the Company. Directors who are employees of the Company or the Bank do not receive fees for their service as directors.

               In addition, the Bank has entered into agreements with directors Robert L. Muhich, John A. Trenti and Philip K. Schumacher, which provide for the payment of $23,674 to such individuals after attaining age 68 and upon their retirement from the Board of Directors. The expense of funding these awards has been accrued previously. In connection with the Conversion, two of the three directors elected to have the present value of their benefits invested in Common Stock. Upon their retirement, those two directors will be entitled to receive a cash benefit equal to the value of the Common Stock as of their respective retirement dates. The Company and the Bank do not intend to enter into similar agreements with other existing or future directors.

               In addition, the Bank's Board of Directors has established a deferred compensation plan (the "Deferred Compensation Plan") for the benefit of members of the Bank's Board of Directors, the Bank's President, and such other executive officers of the Bank which the Board of Directors elects into office. Pursuant to the terms of the Deferred Compensation Plan, directors may elect to defer the receipt of all or part of their future fees, and eligible officers may elect to defer receipt of up to 25% of their future compensation. Participants may determine the time and form of benefit payments, and may cease future deferrals any time. Changes in participant elections generally become effective only as of the following January 1st, except that (i) elections designating a beneficiary, prospectively changing investment choices, or ceasing future contributions will be given immediate effect, and (ii) participants may change elections as to the timing or form of distributions only with respect to subsequently deferred compensation. The right to receive future payments under deferred compensation arrangements is an unsecured claim against the general assets of the Company.

               Pursuant to the Company's 1995 Stock Option and Incentive Plan, each nonemployee director of the Company received a one-time grant of an option to purchase 8,914 shares of Common Stock. These options have a term of ten years and become exercisable with respect to 20% of the underlying shares for each year of the director's service after the date of the grant.

               Pursuant to the Company's 1995 Management Recognition Plan, each nonemployee director of the Company received a one-time award of 3,565 shares of restricted stock, except that directors Nordling and Pearsall each received 2,674 and 891 shares respectively. These awards will become 20% vested on each of the first anniversary dates of the award.

Employment Agreements

               The Company and The Bank have entered into employment agreements (the "Employment Agreements") under which Mr. Pietrini serves as President and Chief Executive Officer of the Bank and of the Company. The Employment Agreements provide for a term of three years. On each anniversary date from the date of commencement of the Employment Agreements, the term of Mr. Pietrini's employment under the Employment Agreements will be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of Mr. Pietrini has met the required performance standards and that such Employment Agreements should be extended. The Employment Agreements provide Mr. Pietrini with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits and vacation and sick leave. The Employment Agreements will terminate upon Mr. Pietrini's death or disability, and are terminable for "just cause" as defined in the Employment Agreements. In the event of termination for just cause, no severance benefits are available. If the Company or the Bank terminates Mr. Pietrini without just cause, Mr. Pietrini will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the Employment Agreements plus an additional 12-month period (but not in excess of three times his five years' average compensation). If Mr. Pietrini's employment terminates under the Employment Agreements, he is prohibited from engaging in activities competitive with the Bank for a period of two years. The restriction on competition

- -7-
does not apply, however, if Mr. Pietrini's employment is terminated within 36 months after a change in control or if Mr. Pietrini resigns from employment.

               The Employment Agreements contain provisions stating that in the event of Mr. Pietrini's involuntary termination of employment in connection with, or within 36 months after, any change in control of the Bank or the Company, other than for "just cause," Mr. Pietrini will be paid in three substantially equal installments, with the first payment due within 10 days of such termination, an amount equal to the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that Mr. Pietrini receives on account of the change in control. The Employment Agreement also provides for a similar lump sum payment to be made in the event of Mr. Pietrini's voluntary termination of employment within thirty-six months following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by Mr. Pietrini. Such events generally include a reduction in Mr. Pietrini's salary, benefits or duties. The aggregate payments that would be made to Mr. Pietrini assuming his termination of employment under the foregoing circumstances at June 30, 1996 would have been approximately $504,800. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company.

Change of Control Severance Agreements

               The Company and The Bank have entered into severance agreements with Mr. Schultz. The Severance Agreements provide for a term of three years. On each annual anniversary date from the date of commencement of the Severance Agreements, the term of the Severance Agreements may be extended for additional one year periods beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of these individuals has met the required performance standards and that such Severance Agreements should be extended.

               Under the Severance Agreements, in the even of Mr. Schultz's involuntary termination of employment in connection with, or within 36 months after, any change in control of the Bank or the Company, other than for "just cause," Mr. Schultz will be paid within 10 days of such termination an amount equal to the difference between (I) 2.99 times his "base amount" (with the first payment due within 10 days of such termination) as defined in Section 280G
(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as change in control. "Control" has the same meaning under the Severance Agreements that it has under the Employment Agreements (see above). The Severance Agreement also provides for a similar lump sum payment to be made in the event of Mr. Schultz's voluntary termination of employment within thirty-six months following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by Mr. Schultz.

               The aggregate payments that would be made to Mr. Schultz assuming his termination of employment under the foregoing circumstances at June 30, 1996 would have been approximately $304,000. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company.

Supplemental Executive Retirement Agreement

               In order to secure the continuing services of Mr. Pietrini, President and Chief Executive Officer of the Bank and the Company and Mr. Schultz, Chief Financial Officer of the Bank and Company, the Bank has entered into a separate supplemental executive retirement agreement (the "SERA") with Mr. Pietrini and Mr. Schultz. Pursuant to the terms of the SERA, upon his termination of employment with the Bank for reasons other than death or removal for "just cause," Mr. Pietrini will be entitled to receive annual payments from the Bank in an amount equal to the product of (i) his "Vested Percentage" and 70% of his "Average Annual Compensation," less (ii) his "Annual Offset Amount." Under the SERA, "Vested Percentage" means 9.1% per full year of Mr. Pietrini's service with the Bank following the Conversion (up to a maximum Vested Percentage of 100%, and with this percentage accelerating to 100% if either there is a change in control of the Bank or the Company, or his employment terminates due to disability or death), "Average Annual Compensation" means the average of Mr. Pietrini's highest annual compensation for three of the five calendar years preceding his termination of employment, and "Annual Offset Amount" means the sum of the benefits which Mr. Pietrini would receive, annually over a ten-year period, from the Bank's Money Purchase Pension Plan, and ESOP upon his termination of employment, provided that contributions to such plans will for this purpose be deemed to appreciate at a rate of 7% per annum from the date of Conversion forward. Annual payments under the SERA shall be made for Mr. Pietrini's life time, with a 100% survivorship benefit being provided for his surviving spouse, if any. The Bank has established an irrevocable grantor trust to hold assets in order to provide itself with a source of funds to assist the Bank in the meeting of its liabilities under the SERA. The assets of such trust will remain general assets of the Bank and be subject to the claims of its general creditors.

               Pursuant to the terms of Mr. Schutlz's SERA, the Bank will, for seven years, credit to a bookkeeping account maintained for the benefit of Mr. Schultz an amount equal to (I) 20% of Mr. Schultz's W-2 compensation, plus (ii) the difference between 25% of Mr. Schultz's W-2 compensation and the "annual addition" (as defined under applicable tax laws) which is allocated to Mr. Schultz under the Bank's ESOP. Upon Mr. Schultz's termination of employment with the Company or the Bank, for reasons other than death or removal for "just cause," he will receive the balance of his account in ten equal annual installments. In the event that Mr. Schultz dies before he has received all benefit payments to which he is entitled, the balance of his account under the SERA will be payable to his named beneficiary, or, if none, his estate.

               Termination for "just cause" (as determined under Mr. Pietrini's Employment Agreement and Mr. Schultz's SERA) would result in forfeiture of all retirement benefits under the SERAs. In the event the Bank terminates Mr. Pietrini's or Mr. Schultz's employment in the event of a change in control, the present value of the benefits payable from the SERA would be paid in ten substantially equal annual installments, with the first payment due within 10 days following a change in control. In the event of a change in control as of June 30, 1996, Mr. Pietrini would not have received any payment pursuant to the SERA, which provides for the elimination of payments upon a change in control attributable to acceleration of vesting to the extent such payments would exceed an amount equal to the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that Mr. Pietrini receives on account of the change in control. As a result, in the event of a change in control on June 30, 1996, Mr. Pietrini would receive only the payment provided under the Employment Agreements. See " -- Employment Agreements."


               The following tables set forth additional information concerning options granted under the Option Plan.

                             OPTION/SAR GRANTS TABLE

                      Option/SAR Grants in Last Fiscal Year


                                Individual Grants



                                                                        % of Total
                               # of Securities      Options/SARs         Exercise
                                 Underlying          Granted to          or Base
                                Options/SARs        Employees in          Price          Expiration
Name                           Granted (#)(1)        Fiscal Year          ($/Sh)            Date
- -----------------              --------------     ----------------      ----------       ---------
Kevin E. Pietrini                  44,569              27.78%            $13.875      October 11, 2005

Daniel F. Schultz                  35,655              22.22              13.875      October 11, 2005



(1) The amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amount reflected in the table will be achieved.



                  OPTION/SAR EXERCISES AND YEAR END VALUE TABLE

Aggregated Option/SAR Exercises in Last fiscal Year, and FY-End Option/SAR Value



                    Number of Securities Value of Unexercised
                       Underlying Unexercised In-the-Money
                            Options/SARs Options/SARs
                      at FY-End (#)(1) at FY-End ($)(1)(2)

Name                 Exercisable/Unexercisable      Exercisable/Unexercisable
Kevin E. Pietrini          8,914/35,655                 $12,257/49,026
Daniel F. Schultz          7,131/28,524                   9,805/39,221


(1) Includes options that are exercisable within 60 days of the Voting Record Date as of June 30, 1996.

(2) Based upon an exercise price of $13.875 per share and the closing price of $15.25

Transactions with Management

               The Bank offers loans to its directors and officers. These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and to not involve more than the normal risk of collectibility or present other unfavorable features. Under current law, the Bank's loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions and must not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, loans above the greater of $25,000 or 5% of the Bank's capital and surplus (i.e., up to $500,000) to such persons must be approved in advance by a disinterested majority of the Board of Directors. At June 30, 1996, the Bank's loans to directors and executive officers totaled $46,000, or .2% of the Company's stockholder equity, at that date.

                        Security Ownership of Management


               The following table sets forth, as of the Record Date, the beneficial ownership of the Company's Common Stock by each of the Company's directors and nominees, the two executive officers named in the Summary Compensation Table and by all directors and executive officers as a group.


                                           Amount and          Percent of
                                            Nature of           Shares of
                                           Beneficial         Common Stock
Name                                      Ownership (1)        Outstanding

Kevin E. Pietrini                          63,914   (2)           4.03%
Daniel F. Schultz                          57,931   (3)           3.65
John A. Trenti                             20,348   (4) (5)       1.28
Robert L. Muhich                           15,154   (4) (5)        .96
Craig W. Nordling                          12,179   (4) (5)        .77
Peter J. Johnson                           20,352   (4) (5)       1.28
John C. Pearsall                           11,150   (5) (6)        .70
Philip K. Schumacher                       15,022   (4) (5)        .95

All Executive Officers and Directors      258,835   (7)          16.31
 as a Group (10 persons)


(1) For the definition of beneficial ownership, see footnote 1 to the table in "Voting Securities and Principal Holders Thereof." Unless otherwise indicated, ownership is direct and the named individual exercises sole voting and investment power over the shares listed as beneficially owned by such person.

(2) Includes 22,819 shares owned by the Queen City Federal Savings Bank 401(k) Plan (the "401(k) Plan"), 315 shares owned by Mr. Pietrini's wife, 17,828 shares awarded under the Company's Management Recognition Plan (MRP) (of which 3,566 have vested), 7,182 shares owned by the Grantor Trust (Mr. Pietrini does not have voting or dispositive power with respect to the shares owned by the Grantor Trust) and 8,914 options to purchase shares.

(3) Includes 8,006 shares owned by the 401K plan, 17,828 shares awarded under the Bank's MRP (of which 3,566 have vested), 6,237 shares owned by Mr. Schultz's wife, 5,948 shares owned by the Grantor Trust (Mr. Schultz does not have voting or dispositive power with respect to the shares owned by the Grantor Trust) and 7,131 options to purchase shares.

(4) Includes 13,605, 9,806, 222, 10,244, and 5,842 shares owned by the Grantor Trust with respect to Messrs. Trenti, Muhich, Johnson and Schumacher, respectively. These individuals do not have voting or dispositive power with respect to these shares.

(5) Includes 3,565,  3,565, 2,674, 3,565, 891 and 3,565 shares awarded under the
MRP with respect to Messrs. Trenti, Muhich, Nordling, Johnson, Pearsall and Schumacher, respectively (20% of each directors shares have vested). Also includes 1,783 stock options for each director pursuant to the Company's Stock Option Plan that are exercisable within 60 days of the record date.

(6) Includes 2,145 shares owned by Mr. Pearsall's wife and 160 shares owned by Mr. Pearsall as custodian for his daughter.

(7) Includes 44,890 shares of Common Stock owned by all executive officers as a group through the Bank's 401(k) plan, 55,102 shares of Common Stock owned by all directors and executive officers as a group through the Grantor Trust and 78,441 shares of Common Stock awarded to all directors and executive officers as a group through the MRP.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS


               KPMG Peat Marwick LLP was the Company's independent certified public accounting firm for the 1996 fiscal year. The Board of Directors has not yet retained an auditor for the 1997 fiscal year. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires.


                                  OTHER MATTERS


               The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.


                                  MISCELLANEOUS


               The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

               The Company's 1996 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

                              STOCKHOLDER PROPOSALS


               In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 501 Chestnut Street, Virginia, Minnesota 55792, no later than May 16, 1997. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.



                                  BY ORDER OF THE BOARD OF DIRECTORS



                                  ROBERT L. MUHICH
                                  SECRETARY


Virginia, Minnesota
September 13, 1996


                          ANNUAL REPORT ON FORM 10-KSB

            A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 1996 AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO CORPORATE SECRETARY, QCF BANCORP, INC., 501 CHESTNUT STREET, VIRGINIA, MINNESOTA 55792.

                                 REVOCABLE PROXY

                     QCF BANCORP, INC., Virginia, Minnesota


                 ANNUAL MEETING OF STOCKHOLDERS, October 9, 1996

            The undersigned hereby appoints Kevin E. Pietrini, John Trenti and John Pearsall, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of Common Stock of QCF Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the main office of Queen City Federal Savings Bank, 501 Chestnut Street, Virginia, Minnesota on Wednesday, October 7, 1996 at 9:00 a.m., and at any and all adjournments thereof, as follows:
                                                VOTE
                                         FOR        WITHHELD
1.   The election as directors of all
     nominees listed below (except as
     marked to the contrary below).

     Robert L. Muhich
     Craig Nordling

The Board of Directors recommends a vote "FOR" listed propositions.


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.


                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

            Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

            The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the annual meeting, a Proxy Statement dated September 13, 1996 and an Annual Report to Stockholders.

Dated:                         , 1996

- --------------------------------------     -----------------------------------
   PRINT NAME OF STOCKHOLDER                    PRINT NAME OF STOCKHOLDER

- ---------------------------------------    -----------------------------------
   SIGNATURE OF STOCKHOLDER                     SIGNATURE OF STOCKHOLDER

            Please sign  exactly as your name  appears on the  envelope in which
this  form  of  proxy  was  mailed.   When   signing  as   attorney,   executor,
administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE.